Exhibit 5.2

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

April 27, 2012

Republic Services, Inc.

18500 North Allied Way

Phoenix, AZ 85054

Re:	Post-Effective Amendment No. 1 to Registration
Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Republic Services, Inc., a Delaware corporation (the “Company”), in connection with the post-effective amendment no. 1 (the “Post-Effective Amendment”) to the registration statement on From S-3, file number 333-166469 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Post-Effective Amendment is being filed to add as an exhibit the form of indenture (the “Indenture”) to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under which one or more series of debt securities of the Company may be issued (the “Additional Debt Securities”).

Certain terms of the Additional Debt Securities to be issued by the Company from time to time will be determined by and pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Additional Debt Securities (the “Corporate Authorizations”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed that the Indenture and any supplemental indenture thereto will be duly authorized, executed and delivered by the Company and by the Trustee.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that upon the completion of the Corporate Authorizations relating to a series of the Additional Debt Securities, the due execution, authentication, issuance and delivery of the Additional Debt Securities of such series, and the receipt of the consideration set forth in the prospectus contained in the Registration Statement

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

Republic Services, Inc.

April 27, 2012

and any prospectus supplement relating to such series of the Additional Debt Securities, the Additional Debt Securities of such series will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity)

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Mayer Brown LLP